UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

February 24, 2003

Date of Report (date of earliest event reported)

ASIA PREMIUM TELEVISION GROUP, INC

Exact name of registrant as specified in its charter

Nevada	033-33263	62-1407521
State of Incorporation	Commission File Number	IRS Employer

3303-5, 33rd Floor, Shui On Centre, 6-8 Harcourt Rd., Wanchai, Hong Kong

Address of Principle Executive Office, Including Zip Code

(852) 2827-2767

Registrant's Telephone Number, Including Area Code

Item 4

Changes in Registrant's Certifying Accountant

Effective February 24, 2003, the Company's board of directors authorized the engagement of Pritchett, Siler and Hardy, P.C., as the Company's independent auditor.

Prior to the engagement neither the Company nor anyone on its behalf consulted the newly engaged accountant regarding the application of accounting principles to a specified transaction, either completed or proposed; nor the type of audit opinion that might be rendered on the registrant's financial statements; nor was a written report provided to the registrant nor was oral advice provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial report issue.

Further, the Company has not consulted with the newly engaged accountant regarding any matter that was either the subject of a disagreement or a reportable event.

Please refer to our Form 8-K report dated January 28, 2003 for information regarding the termination of our previous auditor.

Item 5

Other Events

On January 27, 2003, the Company received comments from the Securities and Exchange Commission regarding our past filings. Of significant note is the inquiry regarding the license status of our former accountant, Areson & Company. Because of our recent engagement of Pritchett, Siler and Hardy, P.C. as our independent auditor, we can now address the SEC comments.

Pursuant to the SEC comments, it is our intent to review our December 31, 2001 audited financial statements and Form 10-KSB for the period ended December 31, 2001, audited financial statements included with Form 8-K/A dated June 12, 2001, 10-QSB financial statements for the period ended September 30, 2002, Form 8-K dated November 5, 2002 and Form 8-K dated December 19, 2002.

We also intend to complete our December 31, 2002 year end audit for filing with our Form 10-KSB for the period ended December 31, 2002.

In addition, we intend to prepare a Form 8-K/A to include audited financial and pro forma statements regarding our recent acquisition of Asia East Investments and Sun Media Group.

It is our goal to have the above reviews completed and appropriate report amendments filed with the SEC no later than April 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

By: /s/ Stanley R. Goss

____________________

Stanley R. Goss

Chief Financial Officer

Date: February 24, 2003